
                        EXHIBIT 12


                               MINNESOTA MINING AND MANUFACTURING
COMPANY
                                           AND SUBSIDIARIES


                            CALCULATION OF RATIO OF EARNINGS TO
FIXED CHARGES
                                         (Dollars in millions)

                                           Six Months Ended
                                            June 30, 1993
1992     1991     1990     1989     1988
EARNINGS                                  ------------------
- - ------   ------   ------   ------   ------
    Income Before Income Taxes,
       Minority Interest and Cumulative
       Effect of Accounting Changes                  $1,050
$1,947   $1,877   $2,135   $2,099   $1,985

Add:
          Interest on debt                               26
76       97       98       98       99

          Interest component of the ESOP
             benefit expense                             21
42       44       45       -        -

          Portion of rent under operating
             leases representative of
             the interest component                      23
47       47       44       35       36

Less:
          Equity in undistributed income
             of 20-50% owned companies                   -
(1)      (6)       1        4       11
                                                     ------
- - ------   ------   ------   ------   ------
                   TOTAL EARNINGS AVAILABLE          $1,120
$2,113   $2,071   $2,321   $2,228   $2,109
                    FOR FIXED CHARGES                ======
======   ======   ======   ======   ======


FIXED CHARGES

          Interest on debt                              $26
$76      $97      $98      $98      $99

          Interest component of the ESOP
             benefit expense                             21
42       44       45       -        -

          Portion of rent under operating
             leases representative of
             the interest component                      23
47       47       44       35       36
                                                     ------
- - ------   ------   ------   ------   ------
                   TOTAL FIXED CHARGES                  $70
$165     $188     $187     $133     $135
                                                     ======
======   ======   ======   ======   ======

RATIO OF EARNINGS TO FIXED CHARGES                    16.00
12.81    11.02    12.42    16.75    15.62


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